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                                                                    Exhibit 23.1



    Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-70819) and related Prospectus of Ramsey Youth Services, Inc. for the registration of 1,070,371 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1999, with respect to the consolidated financial statements of Ramsay Youth Services, Inc. included in its Transition Report (Form 10-K) for the six month period ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP


June 25, 1999
Miami, Florida